UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Applied Materials, Inc.

(Name of Registrant as Specified in Its Charter)

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To:	All Employees
From:	Mike Splinter
Subject:	2006 Proxy Materials
Date:	February 21, 2006

In connection with our March 22, 2006 Annual Meeting of Stockholders, the company’s 2005 Annual Report, 2005 Form 10-K and 2006 Proxy Statement are now available to you electronically. Continuing the practice of prior years, we produced a “10-K wrap” – a shorter version of the Annual Report bound together with the Form 10-K into a single document. You may view and/or print these documents by visiting the company’s Web site.

I urge you to carefully read the company’s 2006 Proxy Statement. This year we are asking our stockholders to elect nine directors and to ratify the appointment of KPMG LLP as Applied Materials’ independent registered public accounting firm for FY06.

In light of retirement guidelines established by our Board of Directors, Herbert M. Dwight, Jr., Paul R. Low and Dan Maydan will be stepping down from the Board at the meeting. We would like to express our appreciation and gratitude for the significant and valuable contributions each has made to Applied Materials over his many years of service. We also would like to acknowledge Dr. Maydan’s leadership. During his 25-year career at the company, Dr. Maydan contributed to building Applied Materials and was a key part of some of the company’s most important products. He has provided many lasting contributions to both the company and the global semiconductor industry.

If you are an Applied Materials stockholder who owns shares (1) through the Applied Materials Employee Savings and Retirement Plan (the “401(k) plan”); (2) through the Applied Materials Employees’ Stock Purchase Plan with UBS Financial Services; or (3) as a registered holder, you will receive instructions by e-mail in the next few days on how to vote for each account in which you hold shares. Please note that if you vote over the Internet, there may be nominal costs associated with electronic access, such as usage charges from telephone companies and Internet access providers.

Additional information about the company’s practice of delivering proxy materials electronically, which helps conserve natural resources and reduces printing costs and postage fees, is available by visiting Inside Applied online. If you prefer to receive hard copies of the company’s 2005 Annual Report on Form 10-K or 2006 Proxy Statement, please contact Greg Friedman in Investor Relations in Santa Clara at ext. 56743.